SIXTH AMENDMENT TO LOAN AGREEMENT

THIS SIXTH AMENDMENT TO LOAN AGREEMENT (this “Amendment”) is entered into as of the 28th day of December 2009, to be effective for all purposes as of December 15, 2009 (the “Effective Date”), by and among PERMIAN LEGEND PETROLEUM, LP, a Texas limited partnership, whose address 3327 West Wadley Avenue, Suite 3, No. 267, Midland, Texas 79707 (the “Borrower”); PERMIAN LEGEND, LLC, a Texas limited liability company, whose address is also 3327 West Wadley Avenue, Suite 3, No. 267, Midland, Texas 79707 (“Permian LLC”); LISA P. HAMILTON, an individual, whose address is 3327 West Wadley Avenue, Suite 3, No. 267, Midland, Texas 79707 (“Hamilton”); RONNIE L. STEINOCHER, also an individual, whose address is 2100 West Wadley Avenue, No. 21, Midland, Texas 79701 (“Steinocher”); and AMERICAN STATE BANK, a Texas banking association, whose address is 620 North Grant, Odessa, Texas 79761-4797 (alternatively “American State”, the “Bank” or the “Lender”). Permian LLC, Hamilton, and Steinocher are collectively referred to herein as the “Guarantors”.

NOTICE IS TAKEN OF THE FOLLOWING:

A.	Borrower, Guarantors, and Lender have previously entered into that certain Loan Agreement, dated as of August 1, 2008; as modified and amended by that certain First Amendment to Loan Agreement, dated as of October 15, 2008; as further modified and amended by that certain Second Amendment to Loan Agreement dated as of January 2, 2009; as further modified and amended under that certain Third Amendment to Loan Agreement, dated as of March 17, 2009, to be effective for all purposes as of February 15, 2009; as further modified and amended under that certain Fourth Amendment to Loan Agreement, dated as of May 15, 2009, to be effective for all purposes as of May 1, 2009; and as further modified and amended under that certain Fifth Amendment to Loan Agreement, dated as of October 15, 2009, to be effective for all purposes as of July 15, 2009 (as so amended, the “Existing Loan Agreement”). The Existing Loan Agreement amended and superseded previously existing loan agreements by and among the same parties.

B.	The Existing Loan Agreement provided for a term loan in the amount of One Million Six Hundred and Seventy-Five Thousand and No/100 Dollars ($1,675,000.00) (the “Existing First Term Loan”), and a term loan in the amount of Fifty Thousand and No/100 Dollars ($50,000.00) (the “Existing Second Term Loan”). The Existing First Term Loan and the Existing Second Term Loan are collectively referred to herein as the “Existing Loans”.

C.	The Existing First Term Loan is evidenced by a Term Note, dated as of August 1, 2008, in the original principal amount of One Million Six Hundred and Seventy-Five Thousand and No/100 Dollars ($1,675,000.00), executed by the Borrower in favor of the Lender, as modified and amended by that certain Modification and Amendment of Term Note, dated as of October 15, 2008; as further modified and amendment by that certain Second Modification and Amendment of Term Note, dated as of January 2, 2009; as further modified and amended by that certain Third Modification and Amendment of Term Note, dated as of March 17, 2009, effective as of February 15, 2009; as further modified and amended by that certain Fourth Modification and Amendment of Term Note, dated as of May 15, 2009, effective as of May 1, 2009; and as further modified and amended by that certain Fifth Modification and Amendment of Term Note, dated as of October 15, 2009, effective as of July 15, 2009 (as so modified, the “Existing First Term Note”). The current principal balance outstanding under the Existing First Term Note is Six Hundred Eighty-Three Thousand Seven Hundred Twenty and Three/100 Dollars ($683,720.03).

D. The Existing Second Term Loan is evidenced by a Term Note, dated as of October 15, 2009, in the original principal amount of Fifty Thousand and No/100 Dollars ($50,000.00), executed by the Borrower in favor of the Lender. The current principal balance outstanding under the Existing Second term Note is Forty Thousand Seven Hundred Ninety-One and Sixty-Seven/100 Dollars ($40,791.67). The Existing First Term Note and the Existing Second Term Note both mature on December 15, 2009 (the “Existing Maturity Date”).

E.	The Existing Notes are collateralized by Deeds of Trust, and amendments thereto, covering oil and gas properties owned by the Borrower in Haskell, Jones, Nolan, Reagan, Runnels, and Taylor Counties, in the State of Texas (as modified or amended, collectively, the “Deeds of Trust”). In addition, Borrower’s performance under the Existing Notes is collateralized by Guaranty Agreements, dated as of October 15, 2009, but effective as of July 15, 2009, under each of which each Guarantor agrees to guaranty the Borrower’s indebtedness evidenced by the Existing Notes (collectively, the “Existing Guaranty Agreements”).

F.	The Borrower and the Guarantors have now asked the Bank to extend the Existing Maturity Date for each Existing Loan until March 1, 2010 (the “Extended Maturity Date”).

G.	American State has agreed to extend the final maturity date of the Existing Notes until the Extended Maturity Date. As consideration for the Bank’s agreement to extend and renew the maturity date of the Existing Notes from the Existing Maturity Date until the Extended Maturity Date, the Borrower and the Guarantors have agreed to include in this Amendment the covenants detailed below.

H.	The Borrower, the Guarantors, and the Lender have agreed to execute this Amendment in order to confirm the terms of their agreement.

NOW, THEREFORE, for and in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree to amend the terms of the Existing Loan Agreement as follows:

1.	Definitions.

Unless otherwise specifically defined herein, all defined terms used in this Amendment shall have their respective meanings set forth in the Existing Loan Agreement.

2. Amendments.

A. The term “Structure” is hereby amended by deleting it in its entirety and substituting the following:

Structure

Maker shall tender the monthly accrued interest payments due under the Notes on the fifteenth day of each month, with the next such payment to be due on January 15, 2010, and subsequent payments of interest to be due on the fifteenth day of each subsequent month until maturity on March 1, 2010, when all of the outstanding principal and accrued, but unpaid, interest due under the terms of the Notes shall be due and payable.

B.	The term “Maturity Date” is hereby amended by deleting it in its entirety and substituting the following:

Maturity Date

As stated, the Maturity Date of the Loans shall be March 1, 2010. Upon the occurrence of the Maturity Date, all of the outstanding principal, and accrued, but unpaid principal, due under the Loans shall be due and paid in full. In no event shall the Bank be obligated to extend and renew the Loans as of the Extended Maturity Date, and nothing in this Amendment shall be construed to require the Lender to extend and the renew the Loans upon the occurrence of the Extended Maturity Date.

C. Subparagraph IV (A) (12), as added under the Fifth Amendment to Loan Agreement, is hereby amended by deleting it in its entirety and substituting the following:

12.	On or before February 1, 2010, the Borrower shall have either (a) consummated a sale of some or all of its property in an amount sufficient to pay all amounts due to the Bank; or (b) entered into an agreement with Baron Energy or another financial institution, venture capitalist, or other financing agency under which all amounts due and owing to the Bank have been paid. If the Borrower fails to fulfill either of these conditions, the Bank shall have the right to commission updated third party engineering on all of Borrower’s property and at Borrower’s sole expense.

3.	Effectiveness.

A.	Except to the extent specifically amended and supplemented hereby, all of the terms, conditions and provisions of the Existing Loan Agreement shall remain unmodified, and the Existing Loan Agreement, as amended and supplemented by this Amendment, is ratified and confirmed as being in full force and effect.

B.	All references to the Existing Loan Agreement herein or in any other document or instrument among Borrower, Guarantors, and Lender shall hereafter be construed to be references to the Loan Agreement, as that term is now defined.

C.	Borrower and Guarantors expressly acknowledge and agree that until such time as they have tendered full and final payment of all fees and expenses (including attorneys’ fees) incurred by the Bank down to the date of this Amendment, the extension granted by the Bank under this Amendment shall be invalid and of no force and effect.

4.	Deeds of Trust. By joining in the execution of this Amendment, the Borrower, and Guarantors, as applicable, do hereby: (a) consent to the execution, delivery, and performance by the Borrower and Guarantors of this Amendment and all other documents executed in connection herewith and the transactions contemplated hereby; (b) ratify and reaffirm those certain Deeds of Trust, Mortgages, Security Agreements, Assignments of Production and Financing Statements, dated as of May 15, 2008, and any amendments thereto, executed by the Borrower in favor of Lender, and duly recorded in Haskell, Jones, Nolan, Reagan, Runnels, and Taylor Counties, in the State of Texas (collectively, the “Deeds of Trust”), in all respects, and agree that such Deeds of Trust are, and shall remain, in full force and effect; (iii) acknowledge and agree that this Amendment shall not serve as a waiver, modification, impairment, or release of any of Borrower’s obligations under the Deeds of Trust; (iv) acknowledge and agree that each of the Bank Liens created under the Deeds of Trust securing the obligations under the Loans are hereby ratified, affirmed, and extended to secure the obligations under the Loans as amended by this Amendment; and (v) acknowledge and agree that, as provided in the Deeds of Trust, proceeds of production will be payable directly to the Bank, pursuant to the letters in lieu previously executed by the Borrower (the “Letters in Lieu”). The Bank will deduct the payments due under the Note from the proceeds of production, before being obligated to distribute any remaining proceeds to the Borrower.

4.	Guarantors. To evidence their continuing guaranty of the Borrower’s obligation under the Loan, Guarantors have executed this Amendment.

5.	Counterparts: This Amendment may be executed in any number of counterparts, each of which when executed and delivered shall be deemed an original, but all of which constitute one instrument. In making proof of this Amendment, it shall not be necessary to produce or account for more than one counterpart thereof signed by each of the parties hereto.

6.	Notice of Final Agreement:

THIS AMENDMENT, THE NOTE MODIFICATIONS, AND ANY OTHER INSTRUMENTS EXECUTED BY THE PARTIES CONTEMPORANEOUSLY HEREWITH REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

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IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date and year first above written.

BORROWER:

PERMIAN LEGEND PETROLEUM LP,

A Texas Limited Partnership

By:	Permian Legend, LLC General Partner

By:       /s/ Lisa P. Hamilton—

Lisa P. Hamilton

Manager

By:	_/s/ Ronnie L. Steinocher___________
Ronnie L. Steinocher
Manager
GUARANTORS:

By:	Permian Legend, LLC General Partner
By:	/s/ Lisa P. Hamilton—

Lisa P. Hamilton Manager
By:	/s/ Ronnie L. Steinocher—

Ronnie L. Steinocher Manager

      /s/ Lisa P. Hamilton—
Lisa P. Hamilton, Individually

      /s/ Ronnie L. Steinocher—

Ronnie L. Steinocher, Individually

LENDER:

AMERICAN STATE BANK

By:       /s/ Mike Marshall—
Mike Marshall
Executive Vice President